                              [RENAISSANCERE LOGO]

           RENAISSANCERE HOLDINGS LTD. ANNOUNCES RECEIPT OF SUBPOENAS

PEMBROKE, BERMUDA, APRIL 8, 2005 -- RenaissanceRe Holdings Ltd. (NYSE: RNR)
announced today that it has received subpoenas from the U.S. Securities and
Exchange Commission and the Office of the Attorney General for the State of
New York, each of which requests information related to Channel Reinsurance
Ltd., a reinsurance company in which RenaissanceRe is an investor. The Company intends to cooperate in responding to these requests.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance.
Our business consists of two segments: (1) Reinsurance, which includes catastrophe reinsurance, specialty reinsuance and certain joint ventures and other investments managed by our subsidiary RenaissanceRe Ventures, and (2)
Individual Risk business, which includes primary insurance and quota share reinsurance.

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INVESTOR CONTACT:                                     MEDIA CONTACT:
Todd R. Fonner                                        David Lilly or Dawn Dover
Vice President and Treasurer                          Kekst and Company
RenaissanceRe Holdings Ltd.                           (212) 521-4800
(441) 298-2291